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                                                                   EXHIBIT 10.10


                    CAPITAL SECURITIES SUBSCRIPTION AGREEMENT

                                  May 13, 2003

            THIS CAPITAL SECURITIES SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is made as of May 13, 2003 among PXRE Capital Trust III, a statutory trust created under the laws of the State of Delaware (the "Trust"), PXRE Group Ltd. (the "Company" and, collectively with the Trust, the "Offerors") and InCapS Funding I, Ltd., a newly formed exempted company with limited liability established under the laws of the Cayman Islands (the "Purchaser").

                                    RECITALS:

            A. The Trust desires to issue $15,000,000 liquidation amount of its InCapSSM (the "Capital Securities"), with a liquidation amount of $1,000 per Capital Security, representing undivided beneficial interests in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), by the Company, as Sponsor, Wilmington Trust Company, as Institutional Trustee and Wilmington Trust Company, as Delaware Trustee, the Administrators named therein, and the holders, from time to time, of the Capital Securities, which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise to the extent provided in and pursuant to the terms of a Guarantee Agreement (the "Guarantee") between the Company, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee; and

            B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale of the Common Securities by the Trust to the Company and will be used by the Trust to purchase an equivalent aggregate principal amount of Fixed Rate Junior Subordinated Debentures, Series C due 2033 of the Company (the "Debentures"), to be issued by the Company pursuant to an Indenture (the "Indenture") to be executed by the Company, as Issuer, and Wilmington Trust Company, as Debenture Trustee; and

            C. The Purchaser intends to complete an offering of its securities (the "CBO Offering") on or about May 22, 2003 or such other business day as may be agreed upon by the Offerors and the placement agent ("Placement Agent") identified in the Placement Agreement (the "Closing Date") and to use the proceeds of the CBO Offering to, among other things, acquire the Capital Securities from the Trust and other capital securities, senior notes and surplus notes in a quantity and with other particular characteristics, in the aggregate, sufficient to permit the successful completion of the CBO Offering; and

            D. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                     PURCHASE AND SALE OF CAPITAL SECURITIES

            1.1. Upon the execution of this Subscription Agreement, subject to the conditions precedent set forth in Section 1.5, the Purchaser hereby agrees to purchase from the Trust 15,000 Capital Securities at a price equal to $1,000 per Capital Security (the "Purchase Price") and the Trust agrees to sell 15,000 of Capital Securities with a liquidation amount of $1,000 per Capital Security to the Purchaser for the Purchase Price. The rights and preferences of the Capital Securities will be set forth in the Declaration in form and substance reasonably acceptable to the Purchaser. The Purchase Price is payable by the Purchaser on the Closing Date in immediately available funds to the account designated by Wilmington Trust Company against delivery of the aforementioned Capital Securities.


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            1.2. The certificate for the Capital Securities shall be
authenticated by the Institutional Trustee and delivered in definitive form by the Trust on the Closing Date to the Purchaser or its designee, shall be registered in the name of the Purchaser and shall represent the aggregate liquidation amount of the Capital Securities being purchased by the Purchaser.

            1.3. Each of the provisions of the Placement Agreement, dated May 13, 2003 (the "Placement Agreement"), including the definitions therein, are hereby incorporated by reference into this Subscription Agreement. In addition, to the extent provided for in the Placement Agreement, the Purchaser shall be entitled to the benefits of the Placement Agreement and shall be entitled to enforce such obligations of the Offerors under the Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement, it being agreed between the parties that any and all representations, covenants and other agreements made by the Offerors to the Placement Agent in the Placement Agreement shall be deemed to have also been made to the Purchaser.

            1.4. If any condition specified herein or in the Placement Agreement shall not have been fulfilled when and as required to be fulfilled by, on behalf of or in respect of the Offerors or the Capital Securities or the Subordinated Debt Securities, this Subscription Agreement may be terminated by the Purchaser by notice to the Offerors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(j) of the Placement Agreement and except that Sections 1, 7, and 8 of the Placement Agreement shall survive any such termination and remain in full force and effect.

            1.5. If the CBO Offering is not successfully completed for any reason, including, without limitation, as a result of the inability of the Purchaser to acquire sufficient capital securities, senior notes and surplus notes from the Trust and other issuers and sellers in a quantity and with other particular characteristics, in the aggregate, sufficient to satisfy rating agency criteria with respect to expected ratings on the securities to be issued by the Purchaser and other criteria deemed necessary or advisable by the Purchaser, all obligations of the Purchaser hereunder and any claims against the Purchaser and the Trust hereunder shall automatically terminate and be extinguished and shall not thereafter revive.

            1.6. Notwithstanding any other provision of this Subscription Agreement, the obligations of the Purchaser hereunder are limited recourse obligations of the Purchaser, payable solely from the proceeds of the CBO Offering, and if the CBO Offering is not completed or the proceeds of the CBO Offering are insufficient to satisfy the obligations of the Purchaser, all obligations of the Purchaser hereunder and any claims against the Purchaser hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had to any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser or their respective successors or assigns for any obligations hereunder. The Trust, Wilmington Trust Company (on behalf of the Trust) and the Company further agree (i) not to take any action in respect of any claims hereunder against any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser and (ii) not to institute against the Purchaser any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year and one day or, if longer, the applicable preference period then in effect, as the case may be, shall have elapsed since the final payments to the holders of the securities issued by the Purchaser in connection with the CBO Offering.


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                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            2.1. The Purchaser understands and acknowledges that (i) none of the Capital Securities, the Subordinated Debt Securities or the Guarantee (the "Offeror Securities") have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, (ii) the Offeror Securities are being offered for sale by the Offerors in transactions not requiring registration under the Securities Act, and (iii) the Offeror Securities may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

            2.2. The Purchaser represents and warrants that (i) it is not a "U.S. person" (as such term is defined in Rule 902 under the Securities Act),
(ii) it is not acquiring the Capital Securities for the account or benefit of any U.S. person, and (iii) the offer and sale of Capital Securities to the Purchaser constitutes an "offshore transaction" under Regulation S under the Securities Act.

            2.3. The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Capital Securities contained in the Declaration.

            2.4. The Purchaser, a Cayman Islands company whose business includes the issuance of certain notes and acquiring the Capital Securities and other similar securities, has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

            2.5. The Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction where it is organized, with full power and authority to execute, deliver and perform this Subscription Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for the Capital Securities.


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            2.6. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Subscription Agreement or to consummate the transactions contemplated herein.

            2.7. This Subscription Agreement has been duly authorized, executed and delivered by the Purchaser.

            2.8. The Purchaser is not in violation of or default under any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Subscription Agreement. The execution, delivery and performance of and compliance with this Subscription Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such violation or default or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Subscription Agreement.

            2.9. The Purchaser understands and acknowledges that the Offerors will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the foregoing acknowledgments, representations, warranties or agreements cease to be accurate, it shall promptly notify the Offerors.

            2.10. The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                   ARTICLE III

                                  MISCELLANEOUS

            3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier, or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

         To the Offerors:           PXRE Group Ltd.
                                    Swan Building, 26 Victoria Street
                                    Hamilton, Bermuda HM12
                                    Attention:  Chief Financial Officer
                                    Telephone:  441-278-3710
                                    Fax:  441-296-6162


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         To the Purchaser:          InCapS Funding I, Ltd.
                                    c/o Maples Finance Limited
                                    P.O. Box 1093 GT
                                    Queensgate House
                                    South Church Street
                                    George Town, Grand Cayman
                                    Cayman Islands
                                    Attention:  Directors
                                    Telephone:  345-945-7099
                                    Fax:  345-945-7100

         To the Purchaser
         for service of
         all process:               CT Corporation
                                    111 Eighth Avenue, 13th Floor
                                    New York, N.Y. 10011

            Unless otherwise expressly provided herein, notices shall be deemed to have been given when received.

            3.2. This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

            3.3. Upon the execution and delivery of this Subscription Agreement by the parties hereto, this Subscription Agreement shall become a binding obligation of each such party with respect to the matters covered herein, including those incorporated by reference from the Placement Agreement.

            3.4. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE TRUST, PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST, PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


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            3.5. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

            3.6. This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                     Signatures appear on the following page


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            IN WITNESS WHEREOF, this Subscription Agreement is agreed to and accepted as of the day and year first written above.

                                       PXRE GROUP LTD.



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PXRE CAPITAL TRUST III


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: Administrator




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            IN WITNESS WHEREOF, I have set my hand the day and year first written above.



INCAPS FUNDING I, LTD.


By:
    ---------------------------------
    Name:
    Title:




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